Exhibit 10.1

CONCEPTUS, INC.

AMENDED AND RESTATED 2001 EQUITY INCENTIVE PLAN

FORM OF STOCK APPRECIATION RIGHT AGREEMENT

Grant Notice

Conceptus, Inc. (the “Company”) hereby grants you, [                                  ] (the “Employee”), a Stock Appreciation Right (a “SAR”) under the Company’s Amended and Restated 2001 Equity Incentive Plan, as amended from time to time (the “Plan”), the terms of which are hereby incorporated by reference.  The effective date of this Stock Appreciation Right Agreement, which includes Appendix A attached hereto and incorporated herein (the “Agreement”), is                          , 200   (the “Grant Date”).  Subject to the remaining terms of this Agreement and of the Plan, the principal features of this award are as follows:

Number of Shares subject to the SAR:   [             ]

Exercise Price per Share: [$          ]

Vesting Commencement Date: [             , 200  ]

Vesting of the SAR:   The SAR will vest according to the following schedule (the “Vesting Schedule”):

This SAR shall vest and become exercisable with respect to one-eighth (1/8th) of the Shares subject thereto on the six-month anniversary of the Vesting Commencement Date set forth above, and shall become vested and exercisable with respect 1/48th of the Shares subject thereto each month thereafter, subject to the Employee continuing to be a Service Provider from the date hereof through such dates.

Unless otherwise defined herein or in Appendix A, capitalized terms herein or in Appendix A shall have the defined meanings ascribed to them in the Plan.

Your signature below indicates your agreement and understanding that this SAR is subject to all of the terms and conditions contained in this Agreement (including Appendix A) and the Plan.  For example, important additional information on the vesting, exercise and forfeiture of the SAR is contained in Paragraphs 4 through 6 of Appendix A.  PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS AGREEMENT.

CONCEPTUS, INC.	EMPLOYEE

By: [ ]	[ ]
Its: [ ]	Address:

Date: February , 2006	Date: February , 2006

APPENDIX A

TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHT

1.             Grant.  The Company hereby grants to the Employee under the Plan a SAR for that number of Shares set forth on the first page of this Agreement subject to all of the terms and conditions in this Agreement and the Plan.

2.             Plan Governs.  The SAR is granted pursuant to, and the terms of this Agreement are subject to, all terms and provisions of the Plan, including without limitation Section 17 of the Plan.  In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

3.             Company’s Obligation to Pay.  Each SAR has a value equal to the difference between the Fair Market Value of a Share and the Exercise Price per Share (set forth on the first page of this Agreement) on the date the SAR is exercised.  Unless and until the SAR will have vested in the manner set forth in paragraph 4, the Employee will have no right to payment of the SAR.  Prior to actual payment of any vested SAR, such SAR will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

4.             Vesting Schedule.  Subject to paragraph 5, the SAR awarded by this Agreement will vest in the Employee according to the Vesting Schedule set forth on the first page of this Agreement, subject to the Employee’s continuing to be a Service Provider through such vesting period(s) or date(s).

5.             Exercise and Term.

(a)           The SAR may be exercised by the Employee (or in the event of the Employee’s death by the Employee’s estate) during its term only to the extent vested.  Any portion of the SAR in which the Employee is vested shall be exercisable until the earlier of the following (the “Expiration Date”):

(i) Twelve (12) months following the date the Employee ceases to be a Service Provider by reason of death or as a result of total and permanent disability as defined in Section 22(e)(3) of the Code;

(ii)  Ninety (90) days following the date the Employee ceases to be a Service Provider for any reason other than death or as a result of total and permanent disability as defined in Section 22(e)(3) of the Code; or

(iii)  the tenth anniversary of the Grant Date.

(b)           Any exercisable portion of the SAR may be exercised in whole or in part at any time prior to the time when the SAR becomes unexercisable under Section 5(a).

(c)           Any vested SAR or portion of a SAR not exercised prior to its Expiration Date will be forfeited and will terminate.

(d)           A vested SAR or portion of a SAR may be exercised by completing a Stock Appreciation Right Exercise Notice in the form attached hereto as Exhibit A and returning it to [               ] prior to its Expiration Date.  The SAR may not be exercised more than once with respect to any Share related thereto.

6.             Payment.

(a)           At the election of the Company, the Company may settle the exercise of all or any portion of the SAR either (i) in a cash lump sum or (ii) in whole Shares, in each case, within ten (10) days following such exercise.

(b)           To the extent determined appropriate by the Company, any federal, state and local withholding taxes with respect to such exercise will be paid by reducing the amount of cash or the number of Shares actually paid to the Employee.

7.             Rights as Stockholder.  Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable upon exercise of the SAR unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee.

8.             No Effect on Employment.  This Agreement is not an employment contract, and nothing herein shall be deemed to create in any way whatsoever any obligation on the Employee’s part to continue in the service of the Company, or of the Company to continue the Employee’s service with the Company.  The Employee’s employment with the Company and its Subsidiaries is on an at-will basis only.  The Company or the Subsidiary employing the Employee (as the case may be) will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause.

9.             Address for Notices.  Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at 1021 Howard Avenue, San Carlos, California  94070, Attn:  [               ], or at such other address as the Company may hereafter designate in writing.  Any notices provided for in this Agreement or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to the Employee, five (5) days after deposit in the United States mail, postage prepaid, addressed to the Employee at the address specified on the first page of this Agreement or at such other address as the Employee may hereafter designate by written notice to the Company.

10.           Grant is Not Transferable.  Except to the limited extent provided in paragraph 5, this grant and the rights and privileges conferred hereby, including without limitation the Shares issuable upon exercise of the SAR, will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process until, with respect to whole Shares issuable following the exercise of the SAR, such Shares are issued pursuant to Paragraph 6 above.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

11.           Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

12.           Additional Conditions to Issuance of Stock.  If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Employee (or Employee’s estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company.  The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

13.           Administrator Authority.  The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not the SAR or any portion thereof has vested).  All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Employee, the Company and all other interested persons.  No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

14.           Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

15.           Agreement Severable.  In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

16.           Amendment.  The Committee may amend, terminate or revoke this Agreement in any respect to the extent determined necessary or desirable by the Committee in its discretion to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.  Employee expressly understands and agrees that no additional consent of Employee shall be required in connection with such amendment, termination or revocation.

EXHIBIT A

CONCEPTUS, INC.

AMENDED AND RESTATED 2001 EQUITY INCENTIVE PLAN

STOCK APPRECIATION RIGHT EXERCISE NOTICE

Conceptus, Inc.

331 East Evelyn Avenue

Mountain View, CA  94070

Attention:

Effective as of today,                                  , the undersigned Employee hereby elects to exercise Employee’s vested Stock Appreciation Right with respect to                   shares of Common Stock pursuant to the Conceptus, Inc. Amended and Restated 2001 Equity Incentive Plan and the Stock Appreciation Right Agreement dated                             .

Employee acknowledges that payment for the Stock Appreciation Right will be made in accordance with the terms set forth in the Stock Appreciation Right Agreement and the Plan, less any legally required withholdings.

Submitted by:

EMPLOYEE:

Address: